CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     EAST/WEST COMMUNICATIONS CORPORATION II

            EAST/WEST COMMUNICATIONS CORPORATION II, a corporation organized and existing under and by virtue of the general corporation law of the State of Delaware ("Corporation"), DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

            RESOLVED,   that  the  Certificate  of  Incorporation  of  East/West
Communications Corporation II be amended in its entirety to read as follows:

                                   ARTICLE I.

            The name of this corporation is Sunshine PCS Corporation (sometimes referred to herein as the "Corporation").

                                   ARTICLE II.

            The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

            A. CLASSES OF STOCK. This Corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class B Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twenty-nine Million and Thirty Thousand shares. Twenty Million (20,000,000) shares shall be Class A Common Stock, par value $0.0001, Nine Million (9,000,000) shares shall be Class B Common Stock, par value $0.0001, and Thirty Thousand (30,000) shares shall be Preferred Stock, par value $1.00.

            B.          RIGHTS OF COMMON STOCK.

                        1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, including without limitations the Preferred Stock, the holders of the Class A and Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, and on a pari passu basis, such dividends as may be declared from time to time by the Board of Directors.

                        2. LIQUIDATION PREFERENCE. Subject to the prior rights of holders of all classes of stock at the time outstanding having liquidation preferences, including without limitation the Preferred Stock, in the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Class A and Class B Common Stock in proportion to the amount of such stock owned by each such holder.

                        3. CONVERSION. The Class B Common Stock may be converted as follows ("Conversion Rights"):

                        a. RIGHT TO CONVERT. (1) Subject to paragraph (3)(a)(ii) below, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the earlier of (i) October 1, 2006, or (ii)


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

fourteen (14) days after such date as the "Control Group", as defined from time to time by the Federal Communications Commission ("FCC"), shall no longer be required to "control", as defined from time to time by the FCC, the Corporation in order for the Corporation to maintain the benefits received by the Corporation with with respect to personal communications services licenses issued by the FCC to the Corporation or (iii) such earlier date as may be determined by the Board of Directors.

                        (2) Any conversion of Class B Common Stock into Class A Common Stock pursuant to this Section 3 shall not be permitted to the extent that such conversion would cause (A) the Control Group of the Corporation to hold less than 25% of the Corporation's Common Stock equity and less than 50.1% of the Corporation's total voting power, or (B) the Qualifying Investors, as defined from time to time by the FCC, of the Corporation to hold less than 15% of the Corporation's total Common Stock equity during the first three years of the initial FCC license term(s) and less than 10% during the remaining seven (7) years and less than 50.1% of the total voting power or (C) the Control Group not to "control" the Corporation, through the FCC license term(s), unless the FCC materially amends the above requirements (collectively, such requirements shall be referred to as the "Entrepreneurs' Requirements") and in such instance such conversion by the Control Group and Qualifying Investors shall be governed accordingly. If any conversion contemplated in this paragraph 3(a) requires FCC authorization or approval, such conversion shall not be effective until such authorization or approval has been obtained.

                        b. MECHANICS OF CONVERSION. Before any holder of shares of Class B Common Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of

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
shares of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

                        c. NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend and any dividend on the shares of Preferred Stock) or other distribution, and right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Class A and B Common Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        d. RESERVATION OF STOCK ISSUABLE UPON CON-VERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of the Class A Common Stock such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

                        4. VOTING RIGHTS. The holders of the Corporation's stock shall have voting rights and, pursuant



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
to Section 141 of the General Corporation Law, a member of the Board of Directors of the Corporation may have more or less than one vote per director as follows:

                        a. CLASS A COMMON. The holders of the Class A Common Stock, as a class, shall have the right to (i) vote no more than 49.9% of the Company's voting interests on all matters and (ii) elect that number of members of the Board of Directors as are from time to time set forth in the Corporation's bylaws (the "Class A Board Designees"). The Class A Board Designees shall collectively have two (2) votes on each matter submitted to a vote of the Board of Directors. Subject to the foregoing, the holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                        b. CLASS B COMMON. The holders of Class B Common Stock, as a class, shall have the right to (i) vote at least 50.1% of the Corporation's voting interests on all matters and (ii) elect up to three members of the Board of Directors (the "Class B Board Designees"). The Class B Board Designees shall collectively have three (3) votes on each matter submitted to a vote of the Board of Directors. Subject to the foregoing, the holder of each share of Class B Common Stock shall have the right to five votes, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                        5. REDEMPTION OF COMMON STOCK. (a) If, at any time, a holder of shares of Class A Common Stock acquires additional shares of Class A Common Stock, or is otherwise attributed with ownership of such shares, that would cause the Corporation to violate any Entrepreneurs' Requirement or any requirement of the FCC regarding foreign ownership ("Foreign Ownership Requirement", violations of which, as well as violations of the Entrepreneurs' Requirement are hereinafter referred to as (the "FCC Violations"), then this Corporation may, at the option of the Board of Directors, redeem such sufficient number of shares of Class A Common Stock to eliminate the FCC Violation by paying in cash therefor a sum equal to the Redemption Price; provided that in the event there is a violation of the



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

Foreign Ownership Requirement caused by a holder of Class A Common Stock, the Corporation shall first redeem the Class A Common Stock of the foreign holder that most recently purchased its first shares of the Class A Common Stock of the Corporation at the Redemption Price set forth in subsection (i) below and then if necessary shall redeem at the Redemption Price set forth in subsection (ii) below the stock of other foreign holders in the order inverse to the date of their first acquisition of Class A Common Stock of the Corporation. The Redemption Price shall equal such price as mutually determined by such stockholders and the Corporation, or, if no agreement can be reached, shall equal either (i) seventy-five percent (75%) of the fair market value of the Class A Common Stock where such holder caused the FCC Violation, or (ii) one hundred percent (100%) of the fair market value where the FCC Violation was caused by no fault of the holder; provided that the determination of whether such party caused the FCC Violation shall be made, in good faith, by the Board of Directors. The fair market value of such shares of Class B Common Stock described in the preceding sentences shall be determined as follows:

                        (1) If the Class A Common Stock is traded on a national securities exchange or through the Nasdaq Stock Market the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending ten (10) days prior to the closing;

                        (2) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty(30)-day period ending ten (10) days prior to the closing; and

                        (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                        a. At least five (5) but no more than thirty (30) days prior to a Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of Class A Common Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such



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

holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in this section (5) on or after the Redemption Date, each holder of shares of Class A Common Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        b. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Class A Common Stock designated for redemption in the Redemption Notice as holders of such shares of Class A Common Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Class A Common Stock on any Redemption Date are insufficient to the total number of shares of Class A Common Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Class A Common Stock. The shares of Class A Common Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Class A Common Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on an Redemption Date but which it has not redeemed.



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

                        6.          TRANSFER RESTRICTION ON CLASS B COMMON STOCK

                                    The Class B Common Stock cannot be, directly
or indirectly, transferred, sold or otherwise disposed of to any third party, except (i) to an immediate family member, or by will or by operation of the laws of descent and devise (in any case the transferee(s) will continue to be bound by these restrictions), (ii) such number of shares which does not exceed 10% of the Class B Common Stock outstanding as of the date of the distribution of Class A Shares (the "Spin Off"), or (iii) pursuant to a transaction or series of transactions on terms and conditions which are substantially identical in the opinion of the Company's counsel to the terms and conditions made available to all holders of the Class A Common Stock, including the form, type and amount of consideration per share, the availability of such consideration and the timing of payment. To the extent it deems necessary, such counsel may rely on the opinion of a nationally recognized investment banking firm in evaluating the terms of any securities or other issuance of additional consideration being offered. An indirect transfer shall include any transfer, sale, other disposition or issuance of any equity interests in the sole holder of the Class B Common Stock of the Corporation as of the Spin Off, or any merger, sale of stock or assets, consolidation, recapitalization or other corporate transaction directly or indirectly affecting such sole holder.

            C.          RIGHTS OF PREFERRED STOCK

                        1. DIVIDENDS. The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for payment of dividends thereon, preferential dividends computed from January ___, 2001 (i) through January ___, 2006, by the issuance of additional shares of Preferred Stock at an annual rate of seven (7) shares of Preferred Stock for each one hundred (100) shares of Preferred Stock owned by such holder immediately prior to the record date of such dividend and (ii) after January ___, 2006, in cash at any annual rate of seven percent (7%). Dividends on the Preferred Stock shall accrue continuously from day to day, whether or not earned or declared and shall be payable before any dividends on any shares of Common Stock shall be declared, paid or set apart for payment. So long as accrued dividends on the Preferred



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
Stock are not fully paid, no distribution with respect to a dividend, dissolution, liquidation or otherwise shall be declared or paid upon, or set apart for payment on, shares of Class A or Class B Common Stock.

                        2. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of this Corporation, whether voluntary or involuntary, each share of Preferred Stock shall be entitled to be paid from the available assets of the Corporation an amount of $1,000 per share, plus an amount equal to the amount of all accrued but unpaid dividends (whether or not declared) on such share to the date of distribution before any sum shall be paid to or any assets distributed among the holders of Class A or Class B Common Stock now or hereafter outstanding. In the event the available assets of the Corporation are not sufficient to pay in full the holders of the Preferred Stock the respective amounts to which they are entitled, then each share of Preferred Stock shall share ratably in the assets available for distribution to them. After payment in full to the holders of the shares of the Preferred Stock of the aforesaid amounts to which they are entitled, no holder thereof by virtue of such holding shall have any right or claim to any of the remaining assets of the Corporation, and such remaining assets shall be distributed thereafter to the holders of Common Stock.

                        3.          REDEMPTION BY CORPORATION.

                        a. OPTIONAL. The Corporation shall have the right to acquire or redeem, if funds are lawfully available therefor, at any time or from time to time, all or any of the issued and outstanding Preferred Stock, on a date set by the Board of Directors, at a price per share of $1,000, plus the per share amount of all accrued but unpaid dividends on the Preferred Stock. If fewer than all of the outstandng shares of Preferred Stock are to be redeemed, the shares to be so redeemed shall be allocated pro rata among the holders of the Preferred Stock in proportion to their ownership thereof.

                        b. REDEMPTION UPON A CHANGE OF CONTROL. All of the issued and outstanding shares of Preferred Stock shall be redeemed, and payment therefor made, by the Corporation upon a Change of Control of the Class A Common Stock or the Class B Common Stock. A "Change of Control" shall arise in the event of



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
(A) in the case of the Class A Shares,  a transaction  under Article IV, Section
B.6 clause (iii), or (B) in the case of the Class B Shares, a transfer, sale or other disposition which does not comply with Article IV, Section B.6. In addition, the Preferred Stock shall be redeemed under the following circumstances: upon the closing of the sale of one or more personal communications service licenses or a portion of a license for cash, or a non-cash sale which is subsequently converted into or redeemed for cash, the Corporation shall redeem such proportion of the issued and outstanding shares of Preferred Stock equal to that proportion of persons, covered by the sale of such licenses for cash, or that portion of a non-cash sale subsequently converted into or redeemed for cash, compared to the total number of persons covered by the Corporation's three initial PCS licenses, in each case based on the 1998 or most recent subsequent estimate by the United States Bureau of Census. Therefore, the number of shares redeemed shall be computed by dividing (i) the number of persons covered by the cash sale or conversion or redemption into cash by (ii) the total number of persons covered by the three initial personal communications licenses owned by the Corporation. The redemption price per share shall be $1,000 plus the per share amount of all accrued but unpaid dividends on the Preferred Stock (whether or not declared) to the date of redemption. When funds are not legally available to redeem all of the Preferred Stock to be redeemed, the Corporation shall redeem that number of shares for which funds are legally available in proportion to the aggregate redemption price for all of the Preferred Stock to be redeemed. The Corporation shall be required to redeem the remaining shares of Preferred Stock surrendered for redemption at such time or times thereafter as funds for redemption become legally available and prior to the subsequent redemption of any other shares of Preferred Stock. If less than all of the shares of the Preferred Stock are to be redeemed, the shares to be redeemed shall be allocated pro rata amount the holders of the Preferred Stock in proportion to their ownership thereof. The Preferred Stock shall not be redeemed until all Transferable Subordinated Promissory Notes of the Corporation dated _________, 2001, aggregating $16,131,117 million principal amount, originally payable to the order of Lynch PCS Corporation A have been paid in full.



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

                        4.          STATUS OF REACQUIRED SHARES.

                        Shares of Preferred Stock redeemed, or purchased or otherwise acquired by the Corporation and canceled shall, shall have the status of authorized and unissued shares of Preferred Stock.

                        5.          VOTING RIGHTS.

                        Except as otherwise provided by the General Corporation Law, each holder of record of a share of Preferred Stock shall not be entitled to vote on any matter submitted to a vote or consent of the stockholders of the Corporation.

                        6.          NO PREEMPTIVE OR CONVERSION RIGHTS.

                        The holders of the Preferred Stock shall have no preemptive or conversion rights.

            D.          NOTICE PROVISIONS.

                        1. NOTICES. Any notice required by the provisions of this Article IV to be given to the holders of shares of Class A Common Stock, Class B Common Stock or Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                                   ARTICLE V.

            Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized to make, repeal amend and rescind any or all of the provisions of the Bylaws of the Corporation. The stockholders of the Corporation may alter, amend and rescind any or all of the Bylaws of the Corporation only with the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and a majority of the shares of the Class B Common Stock.

                                   ARTICLE VI.

            The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.



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                                  ARTICLE VII.

            Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII.

            Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX.

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X.

            a. The Corporation shall indemnify, subject to the requirements of subsection (d) of this Article, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            b. The Corporation shall indemnify, subject to the requirements of subsection (d) of this Article, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

            c. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            d. Any indemnification under subsections (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

            e. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

            f. The indemnification and advancement of expenses provided by or granted pursuant to, the other subsections of this Article shall not limit the Corporation from providing any other indemnification or advancement of expenses rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            g. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

            h. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            i. For the purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            j. This Article X shall be construed to give the Corporation the broadest power permissible by the General Corporation Law, as it now stands and as heretofore amended.


                                   ARTICLE XI.

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said East/West Communications Corporation II has caused this certificate to be signed by Karen E. Johnson, its President this ___ day of January, 2001.

                                EAST/WEST COMMUNICATIONS CORPORATION II

                                By: ___________________________________
                                    Karen E. Johnson
                                    President